UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2016

Mylan N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-199861	98-1189497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 4, Trident Place Mosquito Way, Hatfield, Hertfordshire	AL10 9UL
(Address of principal executive offices)	(Zip Code)

+44 (0) 1707 853 000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Bridge Credit Agreement

On February 10, 2016, Mylan N.V. (the “Company” or “Mylan”) entered into a bridge credit agreement (the “Bridge Credit Agreement”) among the Company, as borrower, Mylan Inc., as a guarantor, Deutsche Bank AG Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and a lender, Goldman Sachs Bank USA, as a lender, Goldman Sachs Lending Partners LLC, as a lender, and other lenders party thereto from time to time in connection with the Company’s public offer to the shareholders of Meda AB (publ.) (“Meda”) to acquire all the outstanding shares of Meda (the “Offer”). The Bridge Credit Agreement provides for a bridge credit facility (the “Bridge Facility”) under which the Company may obtain loans up to an aggregate amount of $10,050,000,000, consisting of a Tranche A Loan (the “Tranche A Loan”) in an aggregate amount up to $6,000,000,000, and a Tranche B Loan (the “Tranche B Loan”, and collectively the “Loans”) in an aggregate amount up to $4,050,000,000. The proceeds of the Tranche A Loan will be applied solely to finance the acquisition of the shares of Meda and pay other costs associated with the Offer, the Bridge Credit Agreement and related transactions. The proceeds of the Tranche B Loan will be applied if necessary to prepay the Existing Revolving Credit Agreement, the Existing 2014 Term Credit Agreement and the Existing 2015 Term Credit Agreement (each as defined in the Bridge Credit Agreement) and to pay fees and expenses relating thereto.

The commitments in respect of the Loans will be available until the earliest to occur of February 8, 2017 and certain events relating to the completion or termination of the Offer that are customary for “certain funds” financings in connection with acquisitions of Swedish public companies and are specified in the Bridge Credit Agreement. The commitments in respect of the Tranche B Loan will be permanently reduced in connection with the effectiveness of certain amendments to the Company’s existing credit facilities by the amounts specified in the Bridge Credit Agreement. The commitments will be reduced by the net cash proceeds received by the Company in connection with debt and equity issuances and non-ordinary course of business asset dispositions, other than certain debt and equity issuances, non-ordinary course asset dispositions and permitted reinvestments specified in the Bridge Credit Agreement.

The obligations of the lenders under the Bridge Credit Agreement to make the Loans are subject to the satisfaction of the following conditions precedent, among others: (i) the Company owns (or will own after giving effect to the application of the proceeds of the Loans) no less than 90% of the shares in the capital of Meda, (ii) the conditions applicable to the Offer contained in the Company’s announcement under the Nasdaq Stockholm’s Takeover Rules and the Swedish Takeover Act (the “Swedish Takeover Rules”) and other Offer-related documents have been satisfied or amended or waived in accordance with their terms and the terms of the Bridge Credit Agreement or as otherwise agreed by the arrangers of the Bridge Facility, (iii) the representations specified as “certain funds representations” in the Bridge Credit Agreement are true and correct in all material respects, (iv) no event of default specified as a “certain funds event of default” in the Bridge Credit Agreement has occurred or is continuing, both before and after giving effect to the funding of the Loans, (v) specified amendments to the existing credit facilities of the Company shall have become effective or the outstanding loans in respect of such credit facilities shall have been refinanced with the proceeds of the Tranche B Loan, (vi) the Administrative Agent and the arrangers of the Bridge Facility have been paid all fees and other amounts due to them, (vii) the making of the Loans or the consummation of the acquisition of the shares of Meda is not subject to any injunction or similar government order, judgment or decree or is not otherwise unlawful and (viii) the Administrative Agent has received customary certifications by the Company of certain of the foregoing and other documentary evidence that the Offer may be consummated.

The Loans will bear interest at LIBOR (determined in accordance with the Bridge Credit Agreement), if the Company chooses to make LIBOR borrowings, or at a base rate (determined in accordance with the Bridge Credit Agreement), in each case plus an applicable margin. The applicable margin for borrowings will be determined by reference to a grid based on the Company’s Debt Rating (as defined in the Bridge Credit

Agreement), and such applicable margin will range from 0.125% to 1.225% per annum with respect to base rate borrowings and 1.125% to 2.225% per annum with respect to LIBOR borrowings, in each case subject to increase by 0.25% per annum, 0.25% per annum and 0.50% per annum on the date that is 90, 180 and 270 days, respectively, after the initial funding date under the Bridge Facility. The Company will pay to each lender a ticking fee accruing from March 11, 2016 through and excluding the date on which the commitments are terminated or reduced to zero at a rate equal to 0.175% per annum of each lender’s commitments to make Tranche A and/or Tranche B Loans under the Bridge Credit Agreement. If the Tranche A and/or Tranche B Loans are funded, the Company will pay to each lender duration fees equal to 0.50%, 0.75% and 1.00% (or if the Company does not meet certain criteria with respect to its debt rating, 0.75%, 1.00% and 1.25%, respectively) of the principal amount of Loans of each lender that are outstanding on the 90th, 180th and 270th day, respectively, after the initial funding date under the Bridge Facility.

The Loans will be unsecured and will be guaranteed by Mylan Inc. and each subsidiary of the Company that guarantees (or is otherwise a co-obligor of) third-party indebtedness of the Company in excess of $350,000,000. After the Company obtains Advance Access (as defined in the Bridge Credit Agreement) to all of the outstanding shares of Meda, if Meda and its subsidiaries have at least $500,000,000 of indebtedness outstanding, Meda and its subsidiaries will be required to provide a guarantee of the Bridge Facility. As of February 10, 2016, no subsidiary of the Company other than Mylan Inc. is required to provide a guarantee of the Bridge Facility.

The Bridge Credit Agreement contains customary affirmative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements, notices of default and certain other material events, maintenance of corporate existence and rights, business, property, and insurance and compliance with laws, as well as customary negative covenants for facilities of this type, including, among others, limitations on the incurrence of subsidiary indebtedness, liens, mergers and certain other fundamental changes, investments and loans, acquisitions, transactions with affiliates, payments of dividends and other restricted payments and changes in the Company’s line of business. The Bridge Credit Agreement also contains certain covenants related to the Offer that are customary in this context. The Bridge Credit Agreement contains a financial covenant requiring maintenance of a maximum ratio of 4.25 to 1.00 for consolidated total indebtedness as of the end of any quarter to consolidated EBITDA (as defined in the Bridge Credit Agreement) for the trailing four quarters. This financial covenant will first be tested at the quarter ending March 31, 2016.

The Bridge Credit Agreement contains default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, the occurrence of a “change in control”, bankruptcy and related events, material judgments, certain events related to pension plans and the invalidity or revocation of any loan document or any guarantee agreement of the Company or any subsidiary that becomes a guarantor as described above. If an event of default occurs under the Bridge Credit Agreement, the lenders may, among other things, declare immediately payable all borrowings. In addition, upon the occurrence of certain events of default during the “certain funds period”, the lenders may terminate their commitments.

The Administrative Agent and the lenders have, from time to time, performed, are currently performing and may in the future perform various financial advisory and commercial and investment banking services for Mylan, for which they received or will receive customary fees and expenses.

The Loans mature on the day that is 364 days after the initial funding date under the Bridge Facility. The entire principal amount on the Loans will be due and payable on the maturity date. The Loans may be voluntarily prepaid without penalty or premium, other than customary breakage costs related to prepayments of LIBOR borrowings.

The foregoing summary description of the Bridge Credit Agreement and the transactions contemplated thereby is subject to and qualified in its entirety by reference to the Bridge Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Irrevocable Undertakings to Accept the Offer

Mylan has received irrevocable undertakings to accept the Offer from (1) Stena Sessan Rederi AB (“Stena”) in respect of 75,652,948 Meda shares, representing approximately 21% of the outstanding shares and votes of Meda, and (2) Fidim S.r.l. (“Fidim”) in respect of 33,016,266 Meda shares, representing approximately 9% of the outstanding shares and votes of Meda. The irrevocable undertakings given by Stena and Fidim relate to their entire respective holdings of Meda shares. Each of Stena and Fidim has undertaken to accept the Offer no later than five business days prior to the expiry of the initial acceptance period of the Offer. The irrevocable undertakings given by Stena and Fidim shall be terminated if (i) a third party, prior to the Offer having been declared unconditional, makes a public offer to acquire all outstanding Meda shares at an offer value exceeding the value of the Offer by more than SEK 15 per share of Meda, (ii) the Offer is withdrawn, (iii) the Offer is not declared unconditional by February 10, 2017 or (iv) Mylan commits a material breach of applicable laws and regulations relating to the Offer.

The foregoing summary descriptions of the irrevocable undertakings given by Stena and Fidim are subject to and qualified in their entirety by reference to such irrevocable undertakings, copies of which are attached hereto as Exhibits 2.1 and 2.2, respectively, and the terms of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under the caption “Bridge Credit Agreement” under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Announcement of a public offer to acquire all outstanding shares of Meda

On February 10, 2016, Mylan issued a press release announcing Mylan’s intent to acquire Meda for a value at announcement of SEK 165 per Meda share (representing an aggregate equity value of approximately SEK 60.3 billion or $7.2 billion) pursuant to the Offer. The board of directors of Mylan has unanimously approved the Offer and the Offer will not require a vote of Mylan shareholders. The board of directors of Meda has unanimously recommended that Meda shareholders accept the Offer, and Meda’s two largest shareholders, representing an aggregate of approximately 30% of Meda’s outstanding shares, have provided irrevocable undertakings to accept the Offer, as described above.

Under the terms of the Offer, subject to the potential adjustment of the composition of the Offer as described below, Mylan is offering each Meda shareholder (A) in respect of 80% of the number of Meda shares tendered by such shareholder, SEK 165 in cash per Meda share and (B) in respect of the remaining 20% of the number of Meda shares tendered by such shareholder, (i) if the volume-weighted average sale price per Mylan ordinary share on the NASDAQ Global Select Stock Market for the 20 consecutive trading days ending on and including the second trading day prior to the Offer being declared unconditional (the “Offeror Average Closing Price”) is greater than $50.74, a number of Mylan ordinary shares per Meda share equal to SEK 165 divided by the Offeror Average Closing Price as converted from USD to SEK at a SEK/USD exchange rate of 8.4158 (the “Announcement Exchange Rate”); (ii) if the Offeror Average Closing Price is greater than $30.78 and less than or equal to $50.74, 0.386 Mylan ordinary shares per Meda share; or (iii) if the Offeror Average Closing Price is less than or equal to $30.78, a number of Mylan ordinary shares per Meda share equal to SEK 100 divided by the Offeror Average Closing Price as converted from USD to SEK at the Announcement Exchange Rate.

If the aggregate number of Mylan ordinary shares that otherwise would be required to be issued by Mylan as described above exceeds 28,214,081 Mylan ordinary shares (the “Share Cap”), then Mylan will have the option (in its sole discretion) to (a) issue Mylan ordinary shares in connection with the Offer in excess of the Share Cap and thus pay the share portion of the Offer consideration as described above (i.e. the 20% set out above), (b) increase the cash portion of the Offer consideration (so that it becomes larger than the 80% set out above) and thus correspondingly decrease the share portion of the Offer consideration (so that it becomes smaller than the 20% set out above) such that the aggregate number of Mylan ordinary shares issuable by Mylan in connection with the Offer would equal the Share Cap or (c) execute a combination of the foregoing. The cash portion of the Offer consideration will be financed by the Bridge Facility.

The completion of the Offer is subject to certain customary closing conditions for an offer governed by the Swedish Takeover Rules, including holders of at least 90% of the outstanding Meda shares tendering their shares into the Offer (the “Minimum Tender Condition”) and receipt of all necessary regulatory, governmental or similar clearances, approvals and decisions, including from competition authorities. Mylan reserves the right to withdraw the Offer in the event it becomes clear that any of the conditions to the Offer is not satisfied or cannot be satisfied. Other than with regard to the Minimum Tender Condition, however, such withdrawal will only be permitted if the non-satisfaction of such condition is of material importance to Mylan’s acquisition of the shares in Meda. Mylan also reserves the right to waive, in whole or in part, any of the conditions to the Offer, including, with respect to the Minimum Tender Condition, to complete the Offer at a lower level of acceptance. Mylan expects that the Offer will close by the end of the third quarter of 2016.

The foregoing summary description of the Offer announcement and the transactions contemplated thereby is subject to and qualified in its entirety by reference to Mylan’s press release containing the Offer announcement, a copy of which is attached hereto as Exhibit 99.1 and the terms of which are incorporated herein by reference.

Shareholder Agreements

Each of Stena and Fidim has entered into a shareholder agreement with Mylan. Each shareholder agreement imposes certain restrictions on Stena and Fidim, as applicable, including prohibiting transfers of Mylan ordinary shares to competitors of Mylan and to activist investors (as defined in each such shareholder agreement), as well as certain customary standstill limitations. Each shareholder agreement also imposes non-competition, non-solicitation and non-hire restrictions on the applicable shareholder for a period of 24 months after the Offer is declared unconditional. Each of Stena and Fidim has agreed pursuant to its applicable shareholder agreement to vote its Mylan ordinary shares in accordance with the recommendation of Mylan’s board of directors in the period up to and including the 180th day following settlement of the Offer and not vote its Mylan ordinary shares against the recommendation of Mylan’s board of directors in the period after the 180th day following settlement of the Offer, in each case subject to certain exceptions relating to significant corporate transactions. Each of Stena and Fidim has also agreed not to dispose of any Mylan ordinary shares that it owns to any third party in the period up to and including the 180th day following the settlement of the Offer.

The foregoing summary descriptions of the shareholder agreements entered into by Stena and Fidim are subject to and qualified in their entirety by reference to such agreements, copies of which are attached hereto as Exhibits 2.3 and 2.4, respectively, and the terms of which are incorporated herein by reference.

Additional Information

In connection with the Offer, an offer document will be filed with the Swedish Financial Supervisory Authority (the “SFSA”) and published by Mylan upon approval by the SFSA. In addition, Mylan expects to file certain materials with the Securities and Exchange Commission (the “SEC”), including, among other materials, a Registration Statement on Form S-4. Mylan also expects to file an EU Prospectus with the Netherlands Authority for the Financial Markets (the “AFM”) or another competent EU authority. This report is not intended to be, and is not, a substitute for such documents or for any other document that Mylan may file with the SFSA, the SEC, the AFM or any other competent EU authority in connection with the Offer. This report (including the Exhibits hereto) contains advertising materials (reclame-uitingen) in connection with the Offer as referred to in Section 5:20 of the Dutch Financial Supervision Act (Wet op het financieel toezicht). INVESTORS AND SECURITYHOLDERS OF MEDA ARE URGED TO READ ANY DOCUMENTS FILED WITH THE SFSA, THE SEC AND THE AFM OR ANY OTHER COMPETENT EU AUTHORITY CAREFULLY AND IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) BEFORE MAKING AN INVESTMENT DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MYLAN, MEDA AND THE OFFER. Such documents will be available free of charge through the website maintained by the SEC at www.sec.gov, on Mylan’s website at medatransaction.mylan.com or, to the extent filed with the AFM, through the website maintained by the AFM at www.afm.nl, or by directing a request to Mylan at 724.514.1813 or investor.relations@mylan.com. Any materials filed by Mylan with the SFSA, the SEC, the AFM or any other competent EU authority that are required to be mailed to Meda shareholders will also be mailed to such shareholders.

Further Information

The Offer is not being made to persons whose participation in the Offer requires that an additional offer document be prepared or registration effected or that any other measures be taken in addition to those required under Swedish law (including the Swedish Takeover Rules), Dutch law and U.S. law.

The distribution of this report in certain jurisdictions may be restricted or affected by the laws of such jurisdictions. Accordingly, copies of this report are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdiction. Therefore, persons who receive this report (including, without limitation, nominees, trustees and custodians) and are subject to the laws of any such jurisdiction will need to inform themselves about, and observe, any applicable restrictions or requirements. Any failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, Mylan disclaims any responsibility or liability for the violations of any such restrictions by any person.

The Offer is not being made, and this report may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, any jurisdiction in which the making of the Offer, the distribution of this report or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other measures in addition to those required under Swedish law (including the Swedish Takeover Rules), Dutch law and U.S. law.

The acceptance period for the Offer for shares of Meda has not commenced.

Forward-Looking Statements

This report contains “forward-looking statements.” Such forward-looking statements may include, without limitation, statements about the proposed transaction to acquire Meda, benefits and synergies of the proposed transaction, future opportunities for Mylan, Meda, or the combined company and products and any other statements regarding Mylan’s, Meda’s or the combined company’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition and other expectations and targets for future periods. These may often be identified by the use of words such as “will”,

“may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “intend”, “continue”, “target” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: uncertainties related to the proposed transaction, including as to the timing of the proposed transaction; uncertainties as to whether Mylan will be able to complete the proposed transaction; the possibility that competing offers will be made; the possibility that certain conditions to the completion of the Offer will not be satisfied; the possibility that Mylan will be unable to obtain regulatory approvals for the proposed transaction or be required, as a condition to obtaining regulatory approvals, to accept conditions that could reduce the anticipated benefits of the proposed transaction; the ability to meet expectations regarding the accounting and tax treatments of the proposed transaction, changes in relevant tax and other laws, including but not limited to changes in healthcare and pharmaceutical laws and regulations in the U.S. and abroad; the integration of Meda being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the proposed transaction; the retention of certain key employees of Meda being difficult; the possibility that Mylan may be unable to achieve expected synergies and operating efficiencies in connection with the proposed transaction within the expected time-frames or at all and to successfully integrate Meda; expected or targeted future financial and operating performance and results; the capacity to bring new products to market, including but not limited to where Mylan uses its business judgment and decides to manufacture, market and/or sell products, directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an “at-risk launch”); any regulatory, legal, or other impediments to Mylan’s ability to bring new products to market; success of clinical trials and Mylan’s ability to execute on new product opportunities; any changes in or difficulties with our inventory of, and our ability to manufacture and distribute, the EpiPen® Auto-Injector to meet anticipated demand; the scope, timing and outcome of any ongoing legal proceedings and the impact of any such proceedings on financial condition, results of operations and/or cash flows; the ability to protect intellectual property and preserve intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; the impact of competition; changes in the economic and financial conditions of the businesses of Mylan, Meda or the combined company; the inherent challenges, risks and costs in identifying, acquiring and integrating complementary or strategic acquisitions of other companies, products or assets and in achieving anticipated synergies; uncertainties and matters beyond the control of management; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with GAAP and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with Mylan’s business activities, see the risks described in Mylan’s Annual Report on Form 10-K for the year ended December 31, 2015 and its other filings with the SEC. These risks and uncertainties also include those risks and uncertainties that will be discussed in the offer document to be filed with the SFSA, the Registration Statement on Form S-4 to be filed with the SEC and the EU Prospectus to be filed with the AFM or another competent EU authority. You can access Mylan’s filings with the SEC through the SEC website at www.sec.gov, and Mylan strongly encourages you to do so. Mylan undertakes no obligation to update any statements herein for revisions or changes after the date of this report, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The Bridge Credit Agreement incorporated by reference as an exhibit to this report contains representations and warranties by Mylan. Those representations and warranties were made solely for the benefit of the other parties to the Bridge Credit Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to Mylan if those statements prove to be inaccurate; (ii) may have been qualified in the Bridge Credit Agreement by disclosures that were made to the other parties in connection with the negotiation of the Bridge Credit Agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Bridge Credit Agreement or such other date or dates as may be specified in the Bridge Credit Agreement.

Exhibit Number	Description
2.1	Irrevocable Undertaking dated February 10, 2016, between Mylan N.V. and Stena Sessan Rederi AB

2.2	Irrevocable Undertaking dated February 10, 2016, between Mylan N.V. and Fidim S.r.l.

2.3	Shareholder Agreement dated February 10, 2016, between Mylan N.V. and Stena Sessan Rederi AB*

2.4	Shareholder Agreement dated February 10, 2016, between Mylan N.V. and Fidim S.r.l.*

10.1	Bridge Credit Agreement dated as of February 10, 2016, among Mylan N.V., as borrower, Mylan Inc., as a guarantor, Deutsche Bank AG Cayman Islands Branch, as administrative agent and a lender, Goldman Sachs Bank USA, as a lender, Goldman Sachs Lending Partners LLC, as a lender, and other lenders party thereto from time to time

99.1	Press Release of Mylan N.V. dated February 10, 2016

*	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a copy of any omitted exhibits and schedules to the Securities and Exchange Commission upon request but may request confidential treatment for any exhibit or schedule so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN N.V.

Date: February 17, 2016	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Irrevocable Undertaking dated February 10, 2016, between Mylan N.V. and Stena Sessan Rederi AB

2.2	Irrevocable Undertaking dated February 10, 2016, between Mylan N.V. and Fidim S.r.l.

2.3	Shareholder Agreement dated February 10, 2016, between Mylan N.V. and Stena Sessan Rederi AB*

2.4	Shareholder Agreement dated February 10, 2016, between Mylan N.V. and Fidim S.r.l.*

10.1	Bridge Credit Agreement dated as of February 10, 2016, among Mylan N.V., as borrower, Mylan Inc., as a guarantor, Deutsche Bank AG Cayman Islands Branch, as administrative agent and a lender, Goldman Sachs Bank USA, as a lender, Goldman Sachs Lending Partners LLC, as a lender, and other lenders party thereto from time to time

99.1	Press Release of Mylan N.V. dated February 10, 2016

*	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a copy of any omitted exhibits and schedules to the Securities and Exchange Commission upon request but may request confidential treatment for any exhibit or schedule so furnished.